Exhibit 10.2
Javelin Pharmaceuticals, Inc.
125 CambridgePark Drive
Cambridge, Massachusetts 02140
June 5, 2008
VIA HAND DELIVERY
Daniel B. Carr, M.D.
935 Hammond Street
Chestnut Hill, MA 02467

Re:	Amendment to Employment Agreement
Dear Dr. Carr,
     Reference is hereby made to that certain Employment Agreement (the “Employment Agreement”), dated as of July 7, 2007, by and between Javelin Pharmaceuticals, Inc. (the “Company”) and Daniel B. Carr, M.D. (the “Executive”).
     In connection with the Executive’s removal from the position of Chief Executive Officer of the Company effective March 3, 2008, and the Executive’s subsequent appointment to the position of President of the Company effective June 1, 2008, each of the undersigned hereby acknowledges and agrees that the Employment Agreement is hereby amended, pursuant to Section 11(e) thereof, by deleting all references in the Employment Agreement to “Chief Executive Officer” and replacing all such references with “President”. The Employment Agreement is amended with the understanding that the Executive will serve as President and Chief Medical Officer of the Company under the same terms and conditions as provided in the Employment Agreement.
     Except as specifically modified and amended herein, all terms and conditions of the Employment Agreement shall remain unmodified and in full force and effect. Please indicate your agreement to the terms of this letter by countersigning this letter in the space provided below and returning your original signed letter to the Company.

Very truly yours,
/s/ Martin J. Driscoll
Martin J. Driscoll
Chief Executive Officer

ACKNOWLEDGED AND AGREED
/s/ Daniel B. Carr, M.D.
Daniel B. Carr, M.D.